AMERICAN CENTURY GROWTH FUNDS, INC.

ARTICLES OF AMENDMENT

	AMERICAN CENTURY GROWTH
FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of
Maryland that:

	FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FOURTH and Article SEVENTH of the Articles of Incorporation of the Corporation ("Articles of Incorporation"), the Board of Directors of the Corporation has (i) duly established a R6 Class of shares for the series of shares titled Adaptive All Cap Fund; (ii) duly established a R6 Class of shares for the series of shares titled Focused Dynamic Growth Fund
(collectively, (i) and (ii) are referred to as the "New
Classes"); and (iii) liquidated the Legacy Large Cap
Fund.

      THIRD: The New Classes shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption as set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the New Classes.

      FOURTH:  These Articles of Amendment do
not increase the total number of shares of stock that the Corporation has authority to issue or the aggregate par value thereof. The total number of shares of stock that the Corporation has authority to issue is Three Billion
(3,000,000,000) shares of capital stock with a par value of $0.01 each, and an aggregate par value of $30,000,000.

      FIFTH: Immediately prior to the Amendment, the duly established classes of shares (each hereinafter referred to as a "Class" of the three (3) series of stock were as follows:

      	Series Name	Class
      	Legacy Large Cap Fund	Investor
      		Institutional
      		Advisor
      		R

      	Focused Dynamic Growth Fund	Investor
      		Institutional
      		Advisor
      		R

      Adaptive All Cap Fund	Investor
      		Institutional
      		Advisor
      		R

Each class of each such series shall consist, until further changed, of the lesser of (x) 3,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified less the total number of shares then issued and outstanding in all of such series.

	SIXTH: Immediately after the Amendment, the duly established classes of shares of the two (2) series of stock were as follows:

      	Series Name	Class
      Focused Dynamic Growth Fund	Investor
      		Institutional
      		Advisor
      		R
      		R6

      Adaptive All Cap Fund	Investor
      		Institutional
      		Advisor
      		R
      		R6

Each class of each such series shall consist, until further changed, of the lesser of (x) 3,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified less the total number of shares then issued and outstanding in all of such series.

      	SEVENTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

	EIGHTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

	NINTH:  The Board of Directors of the
Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation as set forth in these Articles of Amendment.

	TENTH: The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-605 of the Maryland General
Corporation Law without action by the stockholders.

      ELEVENTH:  These Articles of Amendment
shall become effective at 12:01 a.m. on December 1, 2016.

      IN WITNESS WHEREOF, AMERICAN
CENTURY GROWTH FUNDS, INC. has caused
these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant
Secretary on this 3rd day of November, 2016.


ATTEST:

AMERICAN CENTURY
GROWTH FUNDS, INC.






/s/ Otis H. Cowan



By: /s/ Charles A.
Etherington

  Otis H. Cowan

	Charles A. Etherington
  Assistant Secretary

	Senior Vice President


	THE UNDERSIGNED SENIOR VICE
PRESIDENT OF AMERICAN CENTURY
GROWTH FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.


Dated:
	Novemb
er 3, 2016

/s/ Charles A.
Etherington______________


Charles A. Etherington, Senior
Vice President